INVESTMENT ADVISORY AGREEMENT


This Investment Advisory Agreement made as of the 18th day of October, 2005, by and between Eastern Point Advisors Funds Trust, a Delaware statutory trust (hereinafter called the "Trust"), on behalf of each series of the Trust listed in Schedule A hereto, as such may be amended from time to time (hereinafter referred to individually as a "Fund" and collectively as the "Funds") and Dividend Growth Advisors, LLC, a South Carolina limited liability company (hereinafter called the "Advisor").

WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

WHEREAS, the Advisor is registered as an investment advisor under the Investment Advisers Act of 1940, as amended; and

WHEREAS, the Trust desires to retain the Advisor to render investment advisory services to the Funds pursuant to the terms and provisions of this Agreement, and the Advisor is interested in furnishing said services;

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained in this Agreement, the parties hereto agree as follows:


1. Appointment. The Trust hereby appoints the Advisor to act as investment advisor to the Funds for the period and on the terms and subject to the conditions set forth in this Agreement. The Advisor accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided. Additional investment portfolios may from time to time be added to those covered by this Agreement by the parties executing a new Schedule A that shall become effective upon its execution and shall supersede any Schedule A having an earlier date.

2. Investment Advisory Services. Subject to the supervision of the Trust's Trustees (the "Trustees"), the Advisor shall provide a continuous investment program for each of the Funds, including investment, research and management with respect to all securities and investments and cash equivalents in the Funds. The Advisor shall determine from time to time what securities and other investments will be purchased, retained or sold by the Trust with respect to the Funds. The Advisor shall provide the services under this Agreement in accordance with each of the Fund's investment objectives, policies, and restrictions as stated in such Fund's most current Prospectus and Statement of Additional Information, including all amendments or supplements thereto, and in such resolutions of the Trustees as may be adopted from time to time. The Advisor further agrees that it:

(a) will use the same skill and care in providing such services as it uses in providing services to any fiduciary accounts for which it has investment responsibilities;

(b) will conform with all applicable rules and regulations of the U.S. Securities and Exchange Commission (the "SEC") and, in addition, will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to the investment advisory activities of the Advisor;

(c) will place orders pursuant to its investment determinations for the Funds either directly with the issuer or with any broker or dealer. In placing orders with brokers and dealers, the Advisor will attempt to obtain and is hereby directed to obtain prompt execution of orders in an effective manner at the most favorable price. Consistent with this obligation, the Advisor may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide the Advisor with brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934). Subject to the review of the Trustees from time to time with respect to the extent and continuation of this policy, the Advisor is authorized to pay a broker or dealer who provides such brokerage and research services a commission for effecting a securities transaction for any of the Funds which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Advisor determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Advisor with respect to the accounts as to which it exercises investment discretion. On occasions when the Advisor deems the purchase or sale of a security to be in the best interest of one or more of the Funds as well as of other clients, the Advisor, to the extent permitted by applicable laws and regulations, may aggregate the securities to be so purchased or sold in order to obtain the most favorable price or lower brokerage commissions and the most efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Advisor in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Funds and to such other clients. In placing orders with the Advisor for the Trust, the Advisor will comply with the procedures adopted by the Trust pursuant to Rule 17e-1 under the 1940 Act.

(d) will maintain, or cause the Custodian to maintain, all books and records with respect to the securities transactions executed for the Funds; and

(e) will furnish the Trust's Board of Trustees such periodic and special reports with respect to each Fund's investment activities as the Trustees may reasonably request; and

(f) will advise and assist the officers of the Trust in taking such actions as may be necessary or appropriate to carry out the decisions of the Trustees and of the appropriate committees of the Trustees regarding the conduct of the business of the Funds.


3. Sub-Advisers. The Advisor is authorized, with respect to any one or more Funds, to delegate any or all of its rights, duties and obligations under this Agreement (subject in any event to all of the limitations, terms and conditions applicable to the Advisor hereunder) to one or more sub-advisers, and may enter into agreements with sub-advisers, and may replace any such sub-advisers from time to time in its discretion, in accordance with the 1940 Act, the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and rules and regulations thereunder, as such statutes, rules and regulations are amended from time to time or are interpreted from time to time by the staff of the SEC, and if applicable, exemptive orders for similar relief granted by the SEC, upon receipt of approval of such sub-advisers by the Trust's Board of Trustees and by each affected Fund's shareholders (unless any such approval is not required by such statutes, rules, regulations, interpretations, orders or similar relief). The Advisor shall oversee the performance of any sub-adviser engaged hereunder. However, the Advisor shall not be accountable to the Trust or to any Fund for any loss or liability relating to specific investment decisions made solely by any sub-adviser.


4. Expenses. During the term of this Agreement, the Advisor will pay all expenses incurred by it in performing its services under this Agreement. The Advisor shall not be liable for any expenses of the Trust, including without limitation: (a) its interest and taxes, (b) brokerage commissions and other costs in connection with the purchase or sale of securities or other investment instruments with respect to the Trust, and (c) custodian fees and expenses.


5. Compensation. For the services provided and the expenses assumed pursuant to this Agreement, each of the Funds will pay the Advisor and the Advisor will accept as full compensation therefor a fee set forth on Schedule A hereto. The obligation to pay the fee to the Advisor will begin as of the respective dates of the initial sale of shares in the Funds, including any shares sold or exchanged in connection with a merger, consolidation or reorganization involving one or more of the Funds. Such fee shall be paid monthly based upon each respective Fund's average daily net assets calculated in the manner provided in the Prospectus and Statement of Additional Information then in effect.

The fee shall be accrued daily by each Fund and paid to the Advisor  within five
(5) business days after the end of each calendar month. If this Agreement is terminated before the end of any month, the fee to the Advisor shall be prorated for the portion of any month in which this Agreement is in effect and shall be payable within ten (10) days after the date of termination.


6. Limitation of Liability. The Advisor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Funds in connection with the performance of this Agreement, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Advisor in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.


7. Duration and Termination. This Agreement shall become effective as of the date shown above and shall remain in effect for a period of two (2) years, unless sooner terminated as hereinafter provided. This Agreement shall continue in effect thereafter for successive one year periods so long as such continuation is approved for each Fund at least annually by (i) the Board of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of each Fund, and (ii) the vote of a majority of the disinterested Trustees, cast in person at a meeting called for the purpose of voting on such approval.

Notwithstanding the foregoing, this Agreement may be terminated as to a particular Fund at any time on sixty days' written notice, without the payment of any penalty, by the Trust (by vote of the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund) or by the Advisor. This Agreement will automatically terminate in the event of its assignment. Any notice under this Agreement shall be given in writing, addressed and delivered or mailed to the other party at the principal office of such party.

As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meanings as ascribed to such terms in the 1940 Act.


8. Advisor's Representations. The Advisor hereby represents and warrants that it is willing and possesses all requisite legal authority to provide the services contemplated by this Agreement without violation of applicable laws and regulations.


9. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.


10. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                                 EASTERN POINT ADVISORS FUNDS TRUST

                                 By:    /s/C. TROY SHAVER, JR.
                                       ---------------------------------------

                                 Name:  C. Troy Shaver, Jr.
                                       ---------------------------------------

                                 Title: President
                                       ---------------------------------------



                                 DIVIDEND GROWTH ADVISORS, LLC

                                 By:    /s/THOMAS W.L. CAMERON
                                       ---------------------------------------

                                 Name:  Thomas W.L. Cameron
                                        --------------------------------------

                                 Title: Chairman
                                        --------------------------------------



                                   Schedule A

                          INVESTMENT ADVISORY AGREEMENT

                                     between

                       EASTERN POINT ADVISORS FUNDS TRUST

                                       and

                          DIVIDEND GROWTH ADVISORS, LLC


       Name of Fund
       Compensation*

Rising Dividend Growth Fund     .75% of the average daily net assets of the Fund

Capital Appreciation Fund       .75% of the average daily net assets of the Fund


    *all fees are computed and paid monthly.


                                 EASTERN POINT ADVISORS FUNDS TRUST

                                 By:    /s/C. TROY SHAVER, JR.
                                       ---------------------------------------

                                 Name:  C. Troy Shaver, Jr.
                                       ---------------------------------------

                                 Title: President
                                       ---------------------------------------



                                 DIVIDEND GROWTH ADVISORS, LLC

                                 By:    /s/THOMAS W.L. CAMERON
                                       ---------------------------------------

                                 Name:  Thomas W.L. Cameron
                                        --------------------------------------

                                 Title: Chairman
                                        --------------------------------------